Exhibit 10.38

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

AGREEMENT FOR PROFESSIONAL SERVICES

Agreement dated as of the March 1, 2018 by and between Aspiration Partners, INC. (“AP”), and RJB Partners

LLC (“Contractor”).

RECITALS

WHEREAS, AP desires to obtain the professional services of Contractor; and

WHEREAS, AP and Contractor desire to establish a relationship under which Contractor will perform such services for AP as an independent services contractor.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Term of Agreement. This Agreement shall be effective upon execution continuing until termination.

2. Services.

2.1 During the Term of this Agreement Contractor will have such responsibilities, duties, and authorities and will perform such services, or act in such capacity for AP as AP from time to time may direct orally or in writing consistent with the terms of this Agreement. Contractor shall devote his best efforts, energies and abilities, skill and attention to the services provided to AP, and shall perform the duties and carry out the responsibilities assigned to him to the best of his ability in a diligent, trustworthy, professional and efficient manner.

2.2 Contractor’s principal duties shall include, but not necessarily be limited to: financing development

2.3 Contractor is not an agent or employee of AP and may not make offers to contract, or otherwise commit AP to any obligation without the written consent and acknowledgment of the CEO of AP, or his or her designee.

3. Professional Fees. For compensation of Contractor’s services performed under this Agreement, AP agrees to pay Contractor a [***] per month payable upon receipt of invoice detailing out work performed, for the term of this Agreement for which Contractor performs the principal duties described above.

4. Expenses. AP shall reimburse Contractor for travelling required other than to a designated primary location, subject to approval in advance by AP. AP may agree to reimburse Contractor for additional reasonable business expenses, on a case-by-case basis, subject to advance approval

5. Invoicing. Contractor shall invoice AP monthly, at the beginning of the month for the upcoming month’s $15,000 professional fee, along with any appropriate expenses incurred in the prior month. In addition, all itemized receipts with evidence of prior approval must be submitted along with the invoice for any expenses to be reimbursed. All invoices will be paid within 15 days of receipt.

6. Independent Contractor Status. It is the intent of AP and Contractor that Contractor is and should be classified and treated as an independent contractor and not an employee, partner, nor joint venture of AP. Contractor agrees to provide AP with the appropriate tax identification information and assumes all responsibility for reporting and withholding any and all income taxes. Contractor agrees to comply with any and all legal requirements related to the performance of services under this Agreement. Contractor has the right to perform services for others during the term of this Agreement subject to meeting the performance and confidentiality requirements of this Agreement. Contractor has the right to control the method, means and manner by which services are performed, however, AP shall make available appropriate office equipment and supplies, permitting Contractor to perform work on behalf of AP at a designated office location.

7. Termination of Agreement. This agreement shall automatically terminate in six (6) months and can be renewed on a month to month basis upon agreement by both parties. Nothing stated or implied in this Agreement is intended to alter or affect the principles of at-will contractor relationships. This Agreement may be terminated, with or without cause, for any reason whatsoever, upon thirty (30) days written notice, by either party. This Agreement shall terminate automatically upon the Contractor’s death or incapacity to perform services under this Agreement. Upon termination of this Agreement for any reason, AP shall have no further obligations to Contractor, other than payment for services rendered prior to termination, and Contractor shall have no further obligations to AP except as expressly agreed to as a term of this Agreement.

8. General Provisions.

8.1 Compliance With Laws. Contractor agrees to comply with all applicable federal, state, and local laws and regulations associated with the performance of his responsibilities under this Agreement.

8.2 Confidentiality. Contractor will not at any time (i) retain or use for the benefit, purposes or account of the Contractor or any other Person; or (ii) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside AP and its affiliates, any non-public, proprietary or confidential information – including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals – concerning the past, current or future business, activities and operations of the AP or its affiliates, and/or any third party that has disclosed or provided any of same to the AP or its affiliates, on a confidential basis (“Confidential Information”) without the prior written authorization of the President of AP. “Confidential Information” shall not include any information that is (i) generally known to the industry or the public other than as a result of the Contractor’s breach of this covenant or any breach of other confidentiality obligations by third parties; (ii) made legitimately available to the Contractor by a third party without breach of any confidentiality obligation; or (iii) required by law to be disclosed (including via subpoena); provided, that the Contractor shall give prompt written notice to AP of such requirement of law, disclose no more information than is so required, and cooperate, at AP’s cost, with any attempts by AP or its affiliates to obtain a protective order or similar treatment.

8.3 Indemnification. Contractor shall defend, indemnify and hold AP harmless from and against any and all claims for loss or damages arising out of Contractor’s performance of duties and responsibilities under this Agreement, specifically including, but not necessarily limited to tort claims, or claims relating to failure to pay income taxes or make employment securities payments.

8.4 Assignment. Contractor may not assign or delegate this Agreement, or any part of it, or any right to any of the money to be paid under it, except with the prior consent of AP.

8.5 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

8.6 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

8.7 Applicable Law; Choice of Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Any action to enforce any right or obligation under this Agreement shall be commenced and maintained in the trial courts of the State of California.

8.8 Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions of this Agreement.

8.9 Parties Interested Herein. The provisions of this Agreement are for the exclusive benefit of AP and Contractor, and nothing in this Agreement, express or implied, is intended or shall be construed to give to any person, other than AP and Contractor, any right, remedy or claim under or by reason of this Agreement.

8.10 Entire Agreement. This Agreement is intended to be the full, final and complete expression of the parties’ agreement regarding the subject matter contained herein. This Agreement supersedes all prior or contemporaneous oral or written agreements between the parties with respect to the subject matter of this Agreement. Any modification of this Agreement will be effective only if it is in writing and signed by the party to be charged.

8.11 Voluntary Execution. Contractor represents and acknowledges that prior to signing this Agreement, he has read the Agreement, understands its terms, conditions and provisions, and has voluntarily executed this Agreement without coercion. Contractor additionally represents that he had an adequate opportunity to consider entering into this Agreement, and if so desired, to discuss the terms, conditions and provisions of this Agreement, as well as all related legal consequences, with an attorney of his choice.

8.12 Notice. All notices to be given by a party under this Agreement shall be in writing and shall be served personally or sent by certified or registered mail as follows:

To Contractor:	RJB Partners LLC

To AP:	Aspiration Partners, Inc.

Either party may, by written notice to the other, designate any other address to which subsequent notices shall be sent. In addition, the parties may agree to any other means by which subsequent notices may be sent.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first written above.

Aspiration Partners, Inc.

[***]

RJB Partners LLC

[***]

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